UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2017 (December 11, 2017)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 11, 2017, Williams Scotsman International, Inc. (“WSII”), a majority-owned indirect subsidiary of WillScot Corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Acton Resources Holdings LLC (“Seller”), whereby WSII will acquire 100% of the issued and outstanding membership interests of Acton Mobile Holdings, LLC (“Acton Mobile”) for a cash purchase price of $235 million, subject to customary adjustments (the “Acquisition”). Acton Mobile is the owner of New Acton Mobile Industries LLC, which provides modular space rental services from a nationwide network of branches.

The Purchase Agreement contains customary representations, warranties and covenants. Certain representations and warranties made by the Seller (the “Seller Fundamental Representations”) will survive for a period of 12 months following the closing. Subject to limited exceptions, Seller will have no obligation after the closing to indemnify WSII for any damages arising from breaches of the Seller’s representations, warranties or covenants other than for damages that arise within 12 months following the closing from a breach of the Seller Fundamental Representations.

Simultaneous with the closing of the Acquisition, WSII will procure a customary representations and warranties insurance policy which will cover breaches of the Seller’s representations and warranties under the Purchase Agreement after the closing.  With respect to any breaches of Seller Fundamental Representations, Seller will be responsible for any retention due under the insurance policy and any amount exceeding the $25 million policy limit up to the purchase price. For breaches of any other representation or warranty made by Seller under the Purchase Agreement, WSII’s sole recourse will be the insurance policy. The retention amount of such insurance policy will not exceed one percent of the base purchase price and the policy limit will equal or exceed $25 million.

The Purchase Agreement contains certain customary termination rights for both parties, including a right to terminate if the Acquisition has not closed on or before December 31, 2018, subject to limited extension rights upon mutual consent. If the Acquisition does not close upon the occurrence of certain specified events, WSII may be obligated to pay Seller a termination fee of $9.4 million.

The Company expects the Acquisition to close in December 2017, subject to the satisfaction or waiver of customary closing conditions. The Acquisition is not conditioned on WSII’s receipt of financing or approval from any regulatory authorities.

On December 12, 2017, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
10.1†	Membership Interest Purchase Agreement dated December 11, 2017 by and between Acton Resources Holdings LLC and Williams Scotsman International, Inc.
99.1	Press release, dated December 12, 2017

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1†	Membership Interest Purchase Agreement dated December 11, 2017 by and between Acton Resources Holdings LLC and Williams Scotsman International, Inc.
99.1	Press release, dated December 12, 2017

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley Bacon
Dated: December 13, 2017		Name:	Bradley Bacon
		Title:	Vice President, General Counsel & Corporate Secretary